WRITTEN CONSENT TO ACTION WITHOUT MEETING OF ALL THE DIRECTORS OF

ABBY  INC.

A COLORADO CORPORATION

The undersigned, being all the Directors of Abby Inc. a Colorado corporation, pursuant to the By-Laws of the Corporation, hereby consent to the following action, without a meeting, and waive all notice or other meeting requirements.

1.

Resignation of Officers and Directors

RESOLVED, that the following persons resigned as directors of the corporation in accordance with the By-Laws of the Corporation:

Resigned Officers and Directors

Lawson Kerster

Dated as of the 5th day of June, 2013

2.        Appointment of Officers and Directors

Appointed Officer and Director

RESOLVED, that the following persons is appointed  as an Officer and Director of the corporation in accordance with the By-Laws of the Corporation:

Amanda Flores is appointed as CEO, President, Secretary, Treasurer and CFO.

The undersigned, being all the Directors of ABBY INC., waive the required notice of meeting and consent to all actions taken hererof.

/s/ Lawson Kerster

_____________________

Lawson Kerster:

 CEO, President, CFO, Secretary, Treasurer